Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

February 9, 2026

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance and/or sale from time to time of an indeterminate amount of (i) Class A common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) subscription rights (the “Subscription Rights”); (iv) depositary shares (the “Depositary Shares”); (v) warrants (the “Warrants”); and (vi) units (the “Units” and, together with the Common Stock, Preferred Stock, Subscription Rights, Depositary Shares and Warrants, the “Securities”) by the Company and/or selling stockholders to be identified in one or more prospectus supplements, from time to time.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus, dated the date hereof, which forms a part of the Registration Statement; (ii) the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iii) the Fourth Amended and Restated By-Laws of the Company (the “Bylaws”); and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed that New York law is the governing law of any Subscription Rights, Depositary Shares, Warrants and Units.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.            Common Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Common Stock and the terms of the offering and sale thereof have been duly authorized; (iii) the terms of the Common Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (v) the Company has received the consideration therefor, then such Common Stock (including any Common Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

2.            Preferred Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Preferred Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Preferred Stock and the terms of the offering and sale thereof have been duly authorized; (iii) a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Preferred Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation and the applicable certificate of designations and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the Preferred Stock has been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Preferred Stock (including any Preferred Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

3.            Subscription Rights. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Subscription Rights are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Subscription Rights and the terms of the offering thereof have been duly authorized; (iii) the terms of the Subscription Rights and their issuance and sale will have been duly established in conformity with any such rights agreement and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Subscription Rights or certificates representing such Subscription Rights have been duly executed in accordance with any agreement relating thereto and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto, then such Subscription Rights (including any Subscription Rights issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

4.            Depositary Shares. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Depositary Shares are offered or issued as contemplated by the Registration Statement; (ii) a deposit agreement relating to such Depositary Shares will have been duly executed and delivered by the Company and the depositary appointed by the Company; (iii) the issuance (including the execution, delivery and performance thereof) and terms of the Depositary Shares and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Depositary Shares and their issuance and sale will have been duly established in conformity with such deposit agreement and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) validly issued, fully paid and nonassessable stock of the Company represented by the Depositary Shares will have been duly issued and delivered to the Depositary under the applicable deposit agreement; (vi) depositary receipts evidencing the Depositary Shares have been duly executed, if applicable, in accordance with any such deposit agreement and/or deposit receipts and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vii) the Company has received the consideration therefor, then such Depositary Shares (including any Depositary Shares issuable upon conversion, exercise or exchange of any Securities) will be validly issued.

5.            Warrants. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Warrants and the terms of the offering thereof have been duly authorized; (iii) the terms of such Warrants to be issued under any warrant agreement and/or warrant certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Warrants and their issuance and sale will have been duly established in conformity with any such warrant agreement and/or warrant certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Warrants have been duly executed in accordance with any such warrant agreement and/or warrant certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Warrants (including any Warrants issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

6.            Units. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Units are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Units and the terms of the offering thereof have been duly authorized; (iii) the terms of such Units to be issued under any unit agreement and/or unit certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Units and their issuance and sale will have been duly established in conformity with any such unit agreement and/or unit certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Units have been duly executed in accordance with any such unit agreement and/or unit certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Units (including any Units issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

Each opinion expressed above with respect to legality, validity, binding effect and enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction, or, in the case of Delaware, any other laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

4